Exhibit 10.30(a)

EXTENSION AGREEMENT

This EXTENSION AGREEMENT (this “Agreement”) dated as of July 31, 2022 by and between ADAMAS ONE CORP., a Nevada corporation (“Company”) and Glenn Preslier, an individual (“Investor”). Each of the Company and the Investor are a “Party” to this Agreement, and one or more of them, as the context shall require, are the “Parties” hereto.

RECITALS:

WHEREAS, the Company has executed and delivered to Investor a certain Convertible Promissory Note Agreement in the principal amount of $250,000.00, dated March 01, 2022, which as of July 31, 2022, has an aggregate outstanding principal balance of $255,000.00 (the “Note”);

WHEREAS, the Note is due and payable three (3) months after the date of issue;

WHEREAS, the Company has requested that Investor extend the term of the Note to September 30, 2022, and Investor is willing to do so on the terms and conditions set forth below;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Defined Terms. Capitalized terms used but not defined in this Agreement shall have the meaning given to such capitalized terms in the Note Purchase Agreements.

2.       Extension of Maturity Date. The maturity date of the Note is hereby extended to 5:00 p.m. New York City, New York Time on October 31, 2022 (the “Maturity Date”).

3.       Representations and Warranties. The Company hereby represents and warrants that (a) ADAMAS ONE CORP. is duly organized and legally existing under the laws of the State of Nevada; (b)       the execution and delivery of, and performance under this Agreement are within the Company’s power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action and are not in contravention of law or the powers of the Company’s respective organization documents; (c) this Agreement constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms; (d) the execution and delivery of this Agreement by the Company do not contravene, result in a breach of or constitute a default under any deed of trust, loan agreement, indenture or other contract, agreement or undertaking to which the Company is a party or by which the Company or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and do not violate or contravene any law, order, decree, rule or regulation to which the Company is subject; and (e) to the best of the Company’s knowledge there exists no uncured default under any of the Note Purchase Agreements or Note. The Company agrees to indemnify and hold Investor harmless against any loss, claim, damage, liability or expense (including without limitation reasonable attorneys’ fees) incurred as a result of any representation or warranty made by it herein proving to be untrue in any respect.

4.       Further Assurances. The Company, upon request from Investor, agrees to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein.

Extension Agreement	1

5.       Default; Remedies. If the Company shall fail to keep or perform any of the covenants or agreements contained herein (subject to the applicable notice and cure periods provided in the Note Purchase Agreements) or if any statement, representation or warranty contained herein is false, misleading or erroneous in any material respect, the Company shall be deemed to be in default under the Note Purchase Agreements and the Note and Investor shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to the Note Purchase Agreements or to which Investor may otherwise be entitled, whether at law or in equity.

6.       Entire Agreement. This Agreement supersedes and merges all prior and contemporaneous promises, representations and agreements. No modification of this Agreement or of the Note Purchase Agreements or the Note or any other document related thereto, or any waiver of rights under any of the foregoing, shall be effective unless made by supplemental agreement, in writing, executed by Investor and the Company. Investor and the Company further agree that this Agreement may not in any way be explained or supplemented by a prior, existing or future course of dealings between the parties or by any prior, existing, or future performance between the parties pursuant to this Agreement or otherwise.

7.       Notices. Any notice or communication required or permitted hereunder or under the Note Purchase Agreements shall be given in writing and sent in the manner required under the Note Purchase Agreements.

8.       Costs and Expenses. Contemporaneously with the execution and delivery hereof, the Company shall pay, or cause to be paid, all costs and expenses incident to the preparation hereof and the consummation of the transactions specified herein, including without limitation recording fees and fees and expenses of legal counsel to Investor.

9.       Release of Investor. The Company hereby releases, remises, acquits and forever discharges Investor, together with its manager, members, participants, employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement or of the Note Purchase Agreements including the Note, or any of the transactions associated therewith, including specifically but not limited to claims of usury.

10.       Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. Fax or electronic copies of a document shall be deemed an original for all purposes.

11.       Severability. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition or provision herein contained.

12.       Time of the Essence. It is expressly agreed by the Parties hereto that time is of the essence with respect to this Agreement.

13.       Representation by Counsel. The Parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one Party. The Parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting Party shall not be employed in the interpretation of this Agreement to favor either Party against the other.

Extension Agreement	2

14.       Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed for all purposes by the law of the State of Arizona and the law of the United States applicable to transactions within said State, without giving effect to principles of conflicts of law.

15.       Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors. This Agreement is not assignable by the Company.

16.       Breach. Any breach of this Agreement shall be an Event of Default under the Note Purchase Agreements and the Note and the Investor shall have all rights under the Note Purchase Agreements and the Note in such event.

[THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

[SIGNATURES APPEAR ON THE NEXT PAGE.]

Extension Agreement	3

IN WITNESS WHEREOF, this Agreement is executed on and is effective as of July 31, 2022.

ADAMAS ONE CORP.,
as the Company

By: (Sign Here)	/s/ John Grdina
Name:	John Grdina
Title:	Chief Executive Officer

GLENN PRESLIER
As the Investor

By: (Sign Here)	/s/ Glenn Preslier
Name:	Glenn Preslier
Title:	Investor

Extension Agreement	4